UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2014

MeetMe, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33105	86-0879433
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Union Square Drive New Hope, Pennsylvania	18938
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 862-1162

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On July 22, 2014, MeetMe, Inc. (the “Company”) issued a press release announcing its expected results for the second fiscal quarter ended June 30, 2014. A copy of the press release is furnished as Exhibit 99.1 to this Current Report.

Presented below is preliminary estimated financial information for the Company’s second fiscal quarter, ended June 30, 2014, based on currently available information. The Company has not finalized its financial results for its second fiscal quarter and McGladrey LLP, the Company’s independent registered public accounting firm, has not performed any procedures with respect to the preliminary estimated financial information contained below, nor has it expressed any opinion or other form of assurance on such preliminary estimated financial information or its achievability. These preliminary estimates should not be regarded as a representation by the Company or its management as to the Company’s actual financial results for its second fiscal quarter. The preliminary estimated financial information presented below is subject to change, and the Company’s actual financial results may differ from such preliminary estimates and such differences could be material.

The following are preliminary estimates of financial results for the Company’s second fiscal quarter, ended June 30, 2014:

●

Revenue is estimated to be $10.7 million, an increase of 12% as compared to $9.5 million for the Company’s second fiscal quarter ended June 30, 2013. The estimated increase in revenue compared to the corresponding period in 2013 was primarily due to increased mobile revenue.

●

Mobile revenue is estimated to be $5.6 million, an increase of 114% as compared to $2.6 million for the Company’s second fiscal quarter ended June 30, 2013. The estimated increase in mobile revenue compared to the corresponding period in 2013 was primarily due to higher advertising revenue.

●	Adjusted EBITDA is expected to be approximately $740,400, an increase of 93% as compared to $384,000 for the second fiscal quarter ended June 30, 2013.

Adjusted EBITDA is a financial measure that is not calculated in accordance with GAAP. The following table presents a reconciliation of net loss from continuing operations, the most directly comparable GAAP financial measure, to Adjusted EBITDA for the second quarters ended June 30, 2014 and June 30, 2013.

	Three months ended June 30,
	2014	2013
	(unaudited, in thousands)
Net loss from continuing operations allocable to common shareholders	$(1,437.8)	$(2,099.0)
Interest expense	241.6	141.7
Depreciation and amortization	1,079.9	1,089.0
Amortization of stock based compensation	1,038.1	605.8
Acquisition related restructuring costs	—	646.5
Change in warrant liability	(181.4)	—

Adjusted EBITDA	$740.4	$384.0

One operating metric that the Company uses to measure activity on its sites is in terms of daily active users (“DAUs”), and the Company defines a mobile DAU as a user who accessed the Company’s sites by one of the Company’s mobile applications or by the mobile-optimized version of the Company’s website, whether on a mobile phone or tablet, such as the iPad, during the day of measurement. The following is the Company’s preliminary estimate of average mobile DAU as of June 30, 2014:

●	Average mobile DAU for the month ended June 30, 2014 is expected to be 863,781, an increase of 12% as compared to average mobile DAU of 772,203 for the quarter ended March 31, 2014.

The information furnished pursuant to Item 2.02 of this Current Report, including Exhibit 99.1 hereto, shall not be considered “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of such section, nor shall it be incorporated by reference into future filings by the Company under the Securities Act of 1933, as amended, or under the Exchange Act, unless the Company expressly sets forth in such future filing that such information is to be considered “filed” or incorporated by reference therein.

Note on presentation of Non-GAAP financial measures

The Company uses financial measures which are not calculated and presented in accordance with U.S. generally accepted accounting principles (“GAAP”) in evaluating its financial and operational decision making and as a means to evaluate period-to period comparison. The Company uses these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. The Company presents these non-GAAP financial measures because it believes them to be an important supplemental measure of performance that is commonly used by securities analysts, investors and other interested parties in the evaluation of companies in the Company’s industry.

The Company defines Adjusted EBITDA as earnings (or loss) from continuing operations before interest expense, income taxes, depreciation and amortization, and amortization of non-cash stock-based compensation, non-recurring acquisition and restructuring expenses and the goodwill impairment charges. The Company excludes stock-based compensation because it is non-cash in nature.

Non-GAAP financial measures should not be considered as an alternative to net income, operating income, cash flow from operating activities, as a measure of liquidity or any other financial measure. They may not be indicative of the Company’s historical operating results nor is it intended to be predictive of potential future results. Investors should not consider non-GAAP financial measures in isolation or as a substitute for performance measures calculated in accordance with GAAP.

Item 9.01. Financial Statements and Exhibits

(d)      Exhibits

Exhibit No.	Description

10.1 #	Amendment No. 2 to Advertising Agreement, dated May 20, 2014, effective May 13, 2014, by and between MeetMe, Inc. and Pinsight Media+, Inc.

99.1 **	MeetMe, Inc. press release, dated July 22, 2014.

#

Confidential treatment requested under 17 C.P.R. §§200.80(b)(4) and 240.24b-2. The confidential portions of this exhibit have been omitted and are marked accordingly. The confidential portions will be filed separately with the Securities and Exchange Commission.

**	This exhibit is being furnished rather than filed and shall not be deemed incorporated by reference into any filing, in accordance with Item 601 of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEETME, INC.

Date: July 22, 2014	By: /s/ David Clark
Name: David Clark
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment No. 2 to Advertising Agreement, dated May 20, 2014, effective May 13, 2014, by and between MeetMe, Inc. and Pinsight Media+, Inc.

99.1	MeetMe, Inc. press release, dated July 22, 2014.